Exhibit 16.1

December 2, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:

We have read The Brainy Brands Company, Inc. statements included under Item 4.01 of its Form 8-K filed on December 2, 2011, and we agree with such statements concerning our firm.

Very truly yours,

Habif, Arogeti & Wynne, LLP

Five Concourse Parkway ta Suite 1000 ® Atlanta, Georgia 30328
404.892.9651 M www.hawcpa.com
An Independent Member of Baker Tilly International